Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Old Republic International Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 33-32439, 2-80883, 33-49646, 33-52069, 333-58248, 333-40536, 333-37210, 333-104279, 333-135088, 333-147801, 333-170090, 333-177975, 333-142462, and 333-172558) on Form S-8 and (Nos. 33-29220 and 33-54104) on Form S-3 of Old Republic International Corporation of our reports dated March 1, 2013, with respect to the consolidated balance sheets of Old Republic International Corporation as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, preferred stock and common shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10‑K of Old Republic International Corporation.
/s/ KPMG LLP
Chicago, Illinois
March 1, 2013